Exhibit 99.1

Accretive Health Announces 2014 Results
and Provides Business Update

•	Files 2014 10-K and 10-Qs

•	2014 results in-line with guidance

•	Company serves 79 hospitals with collective net patient revenue of $16.5 billion

•	Provides updated financial outlook for 2015

CHICAGO - June 23, 2015 - Accretive Health, Inc. (OTC Pink: ACHI) today announced results for the twelve months ended December 31, 2014. Earlier today, the company filed its Annual Report on Form 10-K for the year ended December 31, 2014, as well as its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2014.

2014 Financial Summary:

•
On a GAAP basis, net services revenue was $210.1 million in 2014 as compared to $504.8 million in 2013. On a non-GAAP basis, gross cash generated from customer contracting activities was $233.6 million in 2014 as compared to $251.6 million in 2013.

•
On a GAAP basis, net loss was $79.6 million in 2014 as compared to net income of $130.1 million in 2013. On a non-GAAP basis, adjusted EBITDA was a loss of $15.7 million in 2014 as compared to $268.7 million in 2013 and net cash generated from customer contracting activities was $7.8 million in 2014 as compared to $15.6 million in 2013.

Emad Rizk, M.D., President and Chief Executive Officer of Accretive Health stated: “Filing of our 2014 Form 10-K and the upcoming filing of the Form 10-Q for the first quarter of 2015 are major steps toward the company becoming current with its SEC filings. We are on a firm pathway to executing our strategy and believe the Company is laying a solid foundation for future growth."

Peter Csapo, Chief Financial Officer and Treasurer, commented, “We are pleased with the progress we have achieved in the process of becoming current with our filings, and expect to be back to a normal reporting cycle as a publicly-traded company in the coming months.”
The Company currently serves 79 hospitals with collective net patient revenue (NPR) of $16.5 billion. NPR represents net revenue collected annually by the Company’s customers from their patients and is not a measure of the revenue the Company recognizes.

“Over the past six months, we have continued to improve our core revenue cycle operations while at the same time developing new capabilities to meet the future needs of our customers," added Rizk. "Our core value proposition remains focused on reducing the cost of our customers’ revenue cycle operations, maximizing appropriate fee-for-service revenue, and preparing for value-based reimbursement.”

Updated 2015 Outlook and Preliminary Results for the First Quarter of 2015

Accretive Health expects to generate gross cash from customer contracting activities of $230 million to $240 million for 2015. The Company expects net cash from contracting activities to be at the lower end of the $30 million to $40 million guidance range previously provided. The Company’s PAS business continues to experience headwinds from the Two-Midnight Rule, a regulatory change in the healthcare industry.
For the first quarter of 2015, on a GAAP basis, the Company expects net services revenue of $9 million to $11 million and a net loss of $29 million to $31 million. On a non-GAAP basis, the Company expects gross cash generated from customer contracting activities of $53 million to $55 million, adjusted EBITDA of a loss of $41 million to $43 million and net cash generated from customer contracting activities of $1 million to $3 million. The Company anticipates filing its Form 10-Q for the quarter ended March 31, 2015 in July 2015.

Conference Call and Webcast Details

Accretive Health’s management will host a conference call today at 3:30 p.m. CT (4:30 p.m. ET) to discuss its 2014 and first quarter 2015 results and business outlook. To participate, please dial 877-280-4954 (857- 244-7311 from outside the U.S. and Canada) using conference code number 70316750, or visit the Investor Relations section of Accretive Health’s web site at www.accretivehealth.com to access the live webcast. A replay will be available for one week following the conference call at 888-286-8010 (617-801-6888 from outside the U.S. and Canada) using conference code number 74907423. A replay of the conference call will also be available online at www.accretivehealth.com.

Accompanying slides have been posted to the Investor Relations section of Accretive Health’s web site at www.accretivehealth.com.

Non-GAAP Financial Measures

In order to provide a more comprehensive understanding of the information used by Accretive Health’s management team in financial and operational decision making, the Company supplements its GAAP consolidated financial statements with certain non-GAAP financial measures, which are included in this press release. These include gross and net cash generated from customer contracting activities, and adjusted EBITDA. Our Board and management team use these non-GAAP measures as (i) one of the primary methods for planning and forecasting overall expectations and for evaluating actual results against such expectations; and (ii) as a performance evaluation metric in determining achievement of certain executive incentive compensation programs, as well as for incentive compensation plans for employees.

Gross cash generated from customer contracting activities is defined as GAAP net services revenue, plus the change in deferred customer billings. Accordingly, gross cash generated from customer contracting activities is the sum of (i) invoiced or accrued net operating fees, (ii) cash collections on incentive fees and (iii) other services fees. Net cash generated from customer contracting activities reflects non-GAAP adjusted EBITDA and the change in deferred customer billings.
Adjusted EBITDA is defined as net income before net interest income (expense), income tax provision, depreciation and amortization expense, share-based compensation expense, restatement-related expense, reorganization-related expense and certain non-recurring items. The use of adjusted EBITDA to measure operating and financial performance is limited by our revenue recognition criteria, pursuant to which GAAP net services revenue is recognized at the end of a contract or other contractual agreement event. Adjusted EBITDA does not adequately match corresponding cash flows from customer contracting activities. As a result, the Company uses gross cash and net cash generated from customer contracting activities to better compare cash flows to operating performance.
Deferred customer billings include the portion of both (i) invoiced or accrued net operating fees and (ii) cash collections of incentive fees, in each case, that have not met our revenue recognition criteria. Deferred customer billings are included in the detail of our customer liabilities balance in the consolidated balance sheet available in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.
Table 4 presents a reconciliation of GAAP revenue to gross cash generated from customer contracting activities, and Table 5 presents a reconciliation of GAAP net income (loss), the most comparable GAAP measure, to adjusted EBITDA and net cash generated from customer contracting activities, in each case, for each of the periods indicated. These adjusted measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.

Safe Harbor

This press release contains forward-looking statements, including the Company’s ability to generate specified levels of cash from contracting activities, reduce the cost of customers’ revenue cycle operations, maximize appropriate fee-for-service revenue, and become current with its SEC filings. All forward-looking statements contained in this press release involve risks and uncertainties. The Company’s actual results and outcomes could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the factors set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on June 23, 2015, under the heading “Risk Factors”. The words “strive,” “objective,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “vision,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company has based these forward-looking statements on its current expectations and projections about future events. Although the Company believes that the expectations underlying any of its forward-looking statements are reasonable, these expectations may prove to be incorrect and all of these statements are subject to risks and uncertainties. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections, or expectations prove incorrect, actual results, performance, financial condition, or events may vary materially and adversely from those anticipated, estimated, or expected.
All forward-looking statements included in this press release are expressly qualified in their entirety by these cautionary statements. The Company cautions readers not to place undue reliance on any forward-looking statement that speaks only as of the date made and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the uncertainties and factors described above, as well as others that the Company may consider immaterial or does not anticipate at this time. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, the Company does not know whether its expectations may prove correct. The Company’s expectations reflected in its forward-looking statements can be affected by inaccurate assumptions it might make or by known or unknown uncertainties and factors, including those described above. The risks and uncertainties described above are not exclusive, and further information concerning the Company and its business, including factors that potentially could materially affect its financial results or condition or relationships with customers and potential customers, may emerge from time to time. The Company assumes no, and it specifically disclaims any, obligation to update, amend, or clarify forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. The Company advises investors, however, to consult any further disclosures it makes on related subjects in our periodic reports that it files with or furnishes to the SEC.

About Accretive Health

At Accretive Health, our mission is to partner with healthcare communities to serve as a catalyst for a healthier future for all. For more information, visit www.accretivehealth.com.

Contact:

Accretive Health, Inc.
Investor and Media Relations:
Atif Rahim
312.324.5476
investorrelations@accretivehealth.com

Table 1
Accretive Health, Inc.

Condensed Balance Sheet
($ in thousands)

	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$145,167	$228,891
Restricted cash	5,000	—
Accounts receivable, net	4,438	24,557
Prepaid income taxes	6,138	9,738
Current deferred tax assets	62,322	105,015
Other current assets	7,389	6,943
Total current assets	230,454	375,144
Property, equipment and software, net	14,594	16,275
Non-current deferred tax asset	201,163	112,993
Restricted cash	—	5,000
Goodwill and other assets, net	162	579
Total assets	446,373	509,991
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	12,488	4,254
Current portion of customer liabilities	219,998	356,694
Accrued compensation and benefits	14,983	11,810
Other accrued expenses	15,680	20,046
Total current liabilities	263,149	392,804
Non-current portion of customer liabilities	317,065	195,392
Other non-current liabilities	8,405	7,407
Total liabilities	588,619	595,603
Stockholders’ equity (deficit):
Common stock, $0.01 par value, 500,000,000 shares authorized, 102,890,241 shares issued and 98,112,019 shares outstanding at December 31, 2014; 100,525,241 shares issued and 96,010,911 shares outstanding at December 31, 2013	1,029	1,005
Additional paid-in capital	307,075	283,439
Accumulated deficit	(397,517)	(317,897)
Accumulated other comprehensive loss	(1,763)	(1,459)
Treasury stock	(51,070)	(50,700)
Total stockholders’ equity (deficit)	(142,246)	(85,612)
Total liabilities and stockholders’ equity (deficit)	446,373	509,991

Table 2
Accretive Health, Inc.

Condensed Statement of Operations
($ in thousands, except per share data)

	Year Ended December 31,
	2014	2013	2012
Net services revenue	$210,140	$504,768	$72,254
Operating expenses:
Cost of services	182,144	186,752	188,666
Selling, general and administrative	69,883	79,951	67,750
Restatement and other	86,766	33,963	3,714
Total operating expenses	338,793	300,666	260,130
Income (loss) from operations	(128,653)	204,102	(187,876)
Net interest income	302	330	141
Income (loss) before income tax provision	(128,351)	204,432	(187,735)
Income tax provision (benefit)	(48,731)	74,349	(67,995)
Net income (loss)	$(79,620)	$130,083	$(119,740)
Net income (loss) per common share:
Basic	$(0.83)	$1.36	$(1.21)
Diluted	$(0.83)	$1.34	$(1.21)
Weighted average shares used in calculating net income (loss) per common share:
Basic	95,760,762	95,687,940	98,602,099
Diluted	95,760,762	96,845,664	98,602,099
Consolidated statements of comprehensive income (loss)
Net income (loss)	(79,620)	130,083	(119,740)
Other comprehensive loss:
Foreign currency translation adjustments	(304)	(703)	(46)
Comprehensive income (loss)	$(79,924)	$129,380	$(119,786)

Table 3
Accretive Health, Inc.

Consolidated Statement of Cash Flows
($ in thousands)

	Year Ended December 31,
	2014	2013	2012
Operating activities
Net income (loss)	$(79,620)	$130,083	$(119,740)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Depreciation and amortization	6,047	6,823	6,355
Share-based compensation	27,181	25,025	25,298
Loss on disposal	1,604	—	—
Provision (recovery) for doubtful receivables	(430)	634	183
Deferred income taxes	(49,227)	79,356	(76,887)
Excess tax benefit from share-based awards	(176)	(15)	(4,403)
Changes in operating assets and liabilities:
Accounts receivable	20,548	658	(8,926)
Prepaid income taxes	3,794	(4,836)	6,980
Other assets	(47)	14,434	(1,571)
Accounts payable	8,251	3,378	(358)
Accrued compensation and benefits	3,174	3,813	(7,581)
Other liabilities	(3,312)	(2,955)	2,166
Customer liabilities	(15,023)	(201,975)	207,650
Net cash provided by (used in) operating activities	(77,236)	54,423	29,166
Investing activities
Purchases of property, equipment, and software	(6,034)	(1,877)	(10,544)
Net cash used in investing activities	(6,034)	(1,877)	(10,544)
Financing activities
Excess tax benefit from share-based awards	176	15	4,403
Exercise of vested stock options	—	46	7,396
Purchase of treasury stock	(370)	(161)	(50,160)
Collection of non-executive employee loans	—	—	—
Net cash used in financing activities	(194)	(100)	(38,361)
Effect of exchange rate changes in cash	(260)	(511)	(30)
Net increase (decrease) in cash and cash equivalents	(83,724)	51,935	(19,769)
Cash and cash equivalents, at beginning of year	228,891	176,956	196,725
Cash and cash equivalents, at end of year	$145,167	$228,891	$176,956
Supplemental disclosures of cash flow information
Income taxes paid	$(801)	$(1,742)	$(1,531)
Income taxes refunded	$3,014	$754	$87
Supplemental disclosure of non-cash operating activities
Non-cash increase in litigation liability and related insurance receivable included in other liabilities and other assets, respectively	$—	$—	$14,000

Table 4
Accretive Health, Inc.

Reconciliation of GAAP revenue to Gross Cash Generated from Customer Contracting Activities
($ in thousands)

	Year Ended December 31,
	2014	2013	2012
	(In thousands)
Consolidated Statement of Operations Data:
RCM services: net operating fees	$77,456	$224,937	$9,888
RCM services: incentive fees	99,934	210,303	928
Other service fees	32,750	69,528	61,438
Total net services revenue	210,140	504,768	72,254
Change in deferred customer billings	23,427	(253,127)	200,114
Gross cash generated from customer contracting activities	$233,567	$251,641	$272,368
RCM services: net operating fees	$121,730	$106,453	$118,030
RCM services: incentive fees	77,239	75,660	92,900
Other service fees	34,598	69,528	61,438
Gross cash generated from customer contracting activities	$233,567	$251,641	$272,368

Table 5
Accretive Health, Inc.

Reconciliation of GAAP net income (loss) to Net Cash Generated from Customer Contracting Activities
($ in thousands)

	Year End December 31,
	2014	2013	2012
	(in thousands)
Net income (loss)	$(79,620)	$130,083	$(119,740)
Net interest (income) expense	(302)	(330)	(141)
Income tax provision (benefit)	(48,731)	74,349	(67,995)
Depreciation and amortization expense	6,047	6,823	6,355
Share-based compensation expense	20,172	23,801	25,298
Restatement and other	86,766	33,963	3,714
Adjusted EBITDA	(15,668)	268,689	(152,509)
Change in deferred customer billings	23,427	(253,127)	200,114
Net cash generated from customer contracting activities	$7,759	$15,562	$47,605

Table 6
Accretive Health, Inc.

Share-Based Compensation Expense
($ in thousands)

	Year Ended December 31,
	2014	2013	2012

Cost of services	$6,668	$10,740	$11,625
Selling, general and administrative	13,503	13,061	13,673
Restatement and other costs	8,761	1,224	—
Total share-based compensation expense	$28,932	$25,025	$25,298

Table 7
Accretive Health, Inc.

Depreciation and Amortization Expense
($ in thousands)

	Year Ended December 31,
	2014	2013	2012
Cost of services	$4,603	$4,697	$3,957
Selling, general and administrative	1,444	2,126	2,398
Total depreciation and amortization	$6,047	$6,823	$6,355

Table 8
Accretive Health, Inc.

Condensed Non-GAAP Financial Information
($ in thousands)

	Year ended December 31,
	2014	2013	2012

GAAP net services revenue	$210,140	$504,768	$72,254
Increase (decrease) in deferred customer billings	23,427	(253,127)	200,114
Gross cash generated from customer contracting activities	233,567	251,641	272,368

Operating Expenses[1]:
Cost of services	170,873	171,315	173,084
Selling, general and administrative	54,935	64,764	51,679
Sub-total	225,808	236,079	224,763

Net cash generated from customer contracting activities	$7,759	$15,562	$47,605

Net cash generated margin	3.3%	6.2%	17.5%

[1]Excludes share-based compensation, depreciation and amortization, and restatement and other costs.